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                                                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of Georgia-Pacific Corporation and subsidiaries dated February 7, 1997 included in Annex III, on the combined financial statements of the Georgia-Pacific Group dated September 17, 1997 included in Annex IV, and on the combined financial statements of the Timber Group dated September 17, 1997 included in Annex V, and to all references to our Firm included in or made a part of this Proxy Statement.

As independent public accountants, we hereby consent to the incorporation by reference in this Proxy Statement of our reports dated February 7, 1997 included in Georgia-Pacific Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Georgia-Pacific on Form 10-K/A filed on March 17, 1997 and its Annual Report on Form 10-K/A-1 filed on March 25, 1997, and to all references to our Firm included in this Proxy Statement.


                                        ARTHUR ANDERSEN LLP


Atlanta, Georgia

October 27, 1997